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                                                                       EXHIBIT 3
                        HARSCO CORPORATION SAVINGS PLAN

                                  APPENDIX "B"
                          COLLECTIVE BARGAINING UNITS

Collective Bargaining Units                                                                Date of Coverage
- ---------------------------                                                                ----------------
International Brotherhood of                                                                  April 1, 1990
      Boilermakers, Iron Shipbuilders,
      Blacksmiths, Forgers & Helpers,
      Local Lodge No. 398 (P-K)

United Steelworkers of America                                                                July 1, 1990
      Local Union No. 8628 (HKT)

International Union of Operating Engineers                                                    June 1, 1992
      Local Union No. 101 (HKT)

United Steelworkers of America                                                                July 1, 1995
      Local Union No. 2176A
      Local Union No. 1131A (HKT)

United Automobile, Aerospace and                                                              January 1, 1992
      Agricultural Implement Workers
      of America
      Local Union No. 2310 (T-W)

United Automobile Workers of America                                                          July 1, 1994
      Local Union No. 1016 (FMT)

International Brotherhood of                                                                  July 1, 1995
      Boilermakers, Iron Shipbuilders,
      Blacksmiths, Forgers and Helpers
      AFL-CIO-CFL Local Lodge D546 (IKG)

Independent Workers of North America                                                          October 1, 1993
      Local No. 50542 (IKG)

International Association of Bridge,                                                          October 1, 1995
      Structural and Ornamental Iron Workers
      Shopmen's Local No. 527 (IKG)

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